SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



                           Current Reporting Pursuant
                          to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



          Date of report (earliest event reported): September 30, 1998


                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in its Charter)




        DELAWARE                   33-73988                  38-3097317
(State or Other Jurisdiction      (Commission             (I.R.S. Employer
    of Incorporation)            File Number)          Identification Number)


    200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48303-0200
               (Address of Principal Executive Office) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (248) 258-6800



                                      None
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Matters.

      The following is the text of a press release issued by Taubman Centers, Inc., the managing general partner of The Taubman Realty Group Limited Partnership, on September 30, 1998.


CONTACT:                                                   FOR IMMEDIATE RELEASE
Christopher J. Tennyson                                       September 30, 1998
(248) 258-7519
Barbara K. Baker
(248) 258-7367
www.taubman.com



TAUBMAN COMPLETES PROPERTY SWAP

      BLOOMFIELD HILLS, Mich., September 30 -- Taubman Centers, Inc. (NYSE:TCO) today announced that General Motors Pension Trusts' (GMPT) holdings in The Taubman Realty Group Limited Partnership (TRG) have been redeemed in exchange for ownership of 10 Taubman properties together with a pro rata share of debt. The transaction, valued at approximately $1.7 billion, was part of a major restructuring announced in August that also included simplification of Taubman's governance, recapitalization of its balance sheet and significant reductions in its cost structure. Taubman continues to manage the GMPT-owned properties under third-party management agreements. GMPT continues to own 8.4 million shares of Taubman Centers common stock although it is no longer a partner in TRG which is the operating partnership in the Taubman structure.

      "With the closing of the GMPT transaction, we have nearly completed our restructuring," said Robert S. Taubman, Taubman Centers president and chief executive officer. "Taubman Centers is now a majority owner of TRG and we have dissolved the TRG Partnership Committee. Our debt tender was successful, with $702 million of $708 million of notes tendered, and we are in the process of replacing this unsecured debt with longer term, secured financing. We have implemented about two-thirds of the $10 million general and administrative cost savings we announced last month and are confident that the remainder will be in place before year end. Most importantly, Taubman Centers is now a more focused development company with a higher growth rate."

      Taubman Centers is a real estate investment trust which owns, develops, acquires and operates regional shopping centers nationally. Taubman Centers owns and operates urban and suburban regional shopping centers from coast to coast. The company is headquartered in Bloomfield Hills, Michigan.

NOTE:

      This release contains forward-looking statements within the meaning of the federal securities laws. Actual future performance, outcomes and results may differ materially from those expressed as a result of a number of risks, uncertainties and assumptions that cannot be accurately predicted. Examples of these factors include (without limitation) general industry and economic conditions, interest rate trends, leasing demand and rental rates, unanticipated development costs and delays, the continued availability of financing in the amounts and the terms necessary to support future business, changing department store expansion strategies, tenant bankruptcies, and competition.

                                   SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                     THE TAUBMAN REALTY GROUP
                                                     LIMITED PARTNERSHIP


Date: September 30, 1998                             By: /s/ Esther R. Blum
                                                         -----------------------
                                                     Esther R. Blum
                                                     Chief Accounting Officer